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                                                                     Exhibit 4.7


                      FORM OF LIMITED PARTNERSHIP AGREEMENT

                                       OF

                        AMERICAN SEAFOODS HOLDINGS, L.P.


            THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED
            UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE
              OFFERED AND SOLD ONLY IF SO REGISTERED OR IN A MANNER
             EXEMPT FROM REGISTRATION UNDER SUCH ACT. THE SECURITIES
               REPRESENTED BY THIS CERTIFICATE ALSO ARE SUBJECT TO
           ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH HEREIN. NO
            TRANSFER OF THESE SECURITIES WILL BE MADE ON THE BOOKS OF
                THE PARTNERSHIP UNLESS ACCOMPANIED BY EVIDENCE OF
                  COMPLIANCE WITH THE TERMS OF THIS AGREEMENT.


                                   Dated as of
                               ____________, 2003


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                                TABLE OF CONTENTS

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                                    ARTICLE I

                                  DEFINED TERMS

1.1   Defined Terms............................................................1

                                   ARTICLE II

                               GENERAL PROVISIONS

2.1   Formation................................................................1
2.2   Name.....................................................................1
2.3   Purpose and Business.....................................................2
2.4   Powers...................................................................2
2.5   Location of the Principal Place of Business..............................2
2.6   Registered Agent and Registered Office...................................3
2.7   Term.....................................................................3
2.8   Recordation and Filing...................................................3

                                   ARTICLE III

         CONTRIBUTIONS TO CAPITAL AND ISSUANCES OF ADDITIONAL INTERESTS

3.1   Admission and Capital Contributions......................................3
3.2   Issuances of Additional Interests........................................4
3.3   No Third Party Beneficiary...............................................4
3.4   Capital Accounts.........................................................5
3.5   No Interest; No Return...................................................5

                                   ARTICLE IV

                                  DISTRIBUTIONS

4.1   Distributions............................................................5
4.2   Withholdings.............................................................7

                                    ARTICLE V

                     ALLOCATIONS; TAX AND ACCOUNTING MATTERS

5.1   Allocations..............................................................8
5.2   Allocation of Tax Items..................................................8

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                                TABLE OF CONTENTS

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5.3   Books of Account.........................................................9
5.4   Reports..................................................................9
5.5   Tax Elections and Returns................................................9
5.6   Tax Matters Partner......................................................9

                                   ARTICLE VI

             RIGHTS, DUTIES AND RESTRICTIONS OF THE GENERAL PARTNER

6.1   Expenditures by Partnership.............................................10
6.2   Authority, Powers and Duties of General Partner.........................10
6.3   Compensation of the General Partner.....................................11
6.4   Indemnification.........................................................11
6.5   Limitation on Liability.................................................12
6.6   Power of Attorney.......................................................12

                                   ARTICLE VII

                 RIGHTS AND OBLIGATIONS OF THE Limited PARTNERS

7.1   No Participation in Control.............................................13
7.2   Bankruptcy of a Limited Partner.........................................13
7.3   No Withdrawal...........................................................13
7.4   Management Rights of VCOCs..............................................13

                                  ARTICLE VIII

                      TRANSFER OF UNITS; REGULATORY MATTERS

8.1   Transfers by Partners Generally.........................................14
8.2   Regulatory Matters......................................................15
8.3   Remedies................................................................15

                                   ARTICLE IX

              DISSOLUTION, LIQUIDATION, WINDING-UP AND TERMINATION

9.1   Causes of Dissolution...................................................16
9.2   Winding Up and Liquidation..............................................16
9.3   Documentation of Dissolution and Termination............................17
9.4   Waiver of Partition.....................................................17

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                                TABLE OF CONTENTS

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                                    ARTICLE X

                         REPRESENTATIONS AND WARRANTIES

10.1  Representations and Warranties of the Limited Partners..................17
10.2  Representations and Warranties of the General Partner...................18

                                   ARTICLE XI

                             AMENDMENTS TO AGREEMENT

11.1  Amendments..............................................................19

                                   ARTICLE XII

                               GENERAL PROVISIONS

12.1  Notices.................................................................19
12.2  Successors..............................................................20
12.3  Effect and Interpretation...............................................20
12.4  Counterparts............................................................20
12.5  Partners Not Agents.....................................................20
12.6  Entire Understanding; Etc...............................................20
12.7  Severability............................................................20
12.8  Construction of Agreement...............................................20
12.9  WAIVER OF JURY TRIAL....................................................21
12.10 Incorporation of Exhibits and Glossary..................................21
12.11 Assurances..............................................................21

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                      FORM OF LIMITED PARTNERSHIP AGREEMENT
                                       OF
                        AMERICAN SEAFOODS HOLDINGS, L.P.

     THIS LIMITED PARTNERSHIP AGREEMENT (this "Agreement") of American Seafoods Holdings, L.P. (the "Partnership") is made and entered into as of the __ day of _________, 2003, by and among each of the undersigned parties to this Agreement, as Partners, on the terms and conditions set forth herein.

     WHEREAS, the Partnership was originally organized as a limited liability company under the laws of the State of Delaware under the name "American Seafoods Holdings LLC" and was converted into a limited partnership in accordance with Sections 17-217(a) and (b) of the Act by the filing of the Certificate of Conversion and the Certificate of Formation with the Secretary of State of the State of Delaware effective as of _________, 2003;

     WHEREAS, the Partners wish to set forth certain rights and obligations relating to their respective ownership interests in the Partnership in this Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

     1.1 Defined Terms. Attached to this Agreement immediately following the signature pages is a glossary of defined terms (the "Glossary of Defined Terms"). Each capitalized term used in this Agreement either is defined in the Glossary of Defined Terms, or the location of its definition is cross-referenced in the Glossary of Defined Terms.

                                   ARTICLE II

                               GENERAL PROVISIONS

     2.1 Formation. The Partnership has been formed as a limited partnership under the Act. The rights and liabilities of the Partners shall be as provided in the Act, except as otherwise expressly provided herein.

     2.2 Name. The name of the Partnership, and the name under which the business of the Partnership shall be conducted, shall be American Seafoods Holdings,

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L.P. The words "Ltd.", "Limited Partnership" or such other designation as the
General Partner shall deem appropriate shall be included in the name where necessary to comply with the laws of any jurisdiction. The General Partner may change the name of the Partnership or adopt such trade or fictitious names for the Partnership as it may determine from time to time, provided that the Partnership complies with all relevant state laws relating to the use of fictitious and assumed names.

     2.3 Purpose and Business. The purpose of the Partnership is to acquire, hold and finance the LLC Interests, to manage and supervise such investments and the LLC, to sell, distribute or otherwise dispose of such investments and to engage in any and all activities incidental or ancillary thereto.

     2.4 Powers. Subject, among the Partners, to the limitations set forth in this Agreement, the Partnership shall have all powers necessary, suitable or convenient for the accomplishment of the purposes of the Partnership as set forth in Section 2.3, including, without limitation, the following:

     (a) to acquire, hold, sell or otherwise dispose of the LLC Interests, and manage and supervise such investments and the LLC;

     (b) to make and perform all contracts, enter into all agreements and engage in all activities and transactions necessary or advisable to carry out the purposes of the Partnership, including, without limitation, the purchase, sale, transfer, pledge and exercise of all rights, privileges and incidents of ownership or possession with respect to any Partnership asset or liability;

     (c) to issue Units or other equity interests in the Partnership in one or more classes, or one or more series of any such classes;

     (d) to borrow money for any purpose, and to issue notes and other evidences of indebtedness; and

     (e) otherwise to have all the powers available to it as a limited partnership under applicable law.

     Notwithstanding the foregoing, without the consent of ASLP, the General Partner shall not cause the Partnership to (i) acquire any assets other than the LLC Interests, (ii) incur any liabilities other than the Holdings Notes and the guarantee of the senior indebtedness of the LLC, (iii) dispose of the LLC Interests or (iv) engage in any activities unrelated to its ownership of the LLC Interests and supervision of the LLC's business.

     2.5 Location of the Principal Place of Business. The location of the principal place of business of the Partnership shall be at 2025 First Avenue, Suite 900, Seattle, Washington 98121, or such location as the General Partner may from time to

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time select. The General Partner shall give prompt notice of any such change to each Limited Partner on or before the date of any such change.

     2.6 Registered Agent and Registered Office. The registered agent of the Partnership in the State of Delaware shall be The Corporation Trust Company, which maintains an office at 1209 Orange Street, Wilmington, Delaware 19801, or such other Person as the General Partner may from time to time select. The registered office of the Partnership in the State of Delaware shall be c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, or such other location as the General Partner may from time to time select.

     2.7 Term. The term of the Partnership shall continue until the Partnership is dissolved in accordance with the provisions of Article IX and the Act. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Formation.

     2.8 Recordation and Filing. The General Partner shall execute, file and record, in a timely manner, any and all certificates, notices, statements and other documents required under the Act or any other applicable law of any jurisdiction where the Partnership maintains an office or does business.

                                   ARTICLE III

              CONTRIBUTIONS TO CAPITAL AND ISSUANCES OF ADDITIONAL
                                    INTERESTS

     3.1   Admission and Capital Contributions.

     (a) Each Partner has made (or is deemed to have made) a Capital Contribution in the amount set forth opposite its name on Schedule A, and, upon its execution of a counterpart signature page to this Agreement, shall be admitted to the Partnership as a member of the Partnership (or shall continue as a Partner to the extent previously admitted). In no event shall a Partner be required to contribute capital to the Partnership in excess of its Capital Contribution. In exchange for its Capital Contribution, each Partner shall receive the number of Units set forth opposite such Partner's name on Schedule A.

     (b) On the date hereof, a portion of ASLP's Units shall be designated as Junior Common Units and Junior Preferred Units, as set forth on Schedule A. Upon the occurrence of a Conversion Event, each Junior Common Unit shall be converted into a Regular Unit, and each Junior Preferred Unit shall be redeemed in exchange for a Holdings Note having a principal amount equal to the face amount of such Junior Preferred Unit. A "Conversion Event" means the first to occur of the following: (i) the

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date of release of the Partnership's Financial Statements for calendar year
2004, if in calendar year 2003 the Partnership's Adjusted EBITDA was at least $119.7 million; (ii) the date of release of the Partnership's Financial Statements for any calendar year after 2003, if in such calendar year (x) the Partnership's Adjusted EBITDA was at least $119.7 million and (y) the General Partner received sufficient distributions from the Partnership to enable it to pay monthly distributions on its common shares at a rate of $0.79 per share per year (determined solely by reference to the distributions the General Partner would have received from the Partnership had all Junior Units been converted or redeemed as contemplated by this Section 3.1(b)); or (iii) _____________, 2008. Notwithstanding the foregoing, the Junior Units will not be converted or redeemed until all deferred and unpaid interest, if any, on the Holdings Notes has been paid in full.

     3.2   Issuances of Additional Interests.

     (a) In the event that the General Partner acquires any cash or other property by reason of issuing common shares or IDS Notes (other than ASLP partnership units), the General Partner shall (i) to the extent such cash or other property was acquired in exchange for its common shares (whether issued separately or together with IDS Notes), contribute such cash or other property to the Partnership in exchange for a number of additional Regular Units equal to the number of common shares issued in such transaction and (ii) to the extent that such cash or other property was acquired in exchange for IDS Notes, transfer such cash or other property to the Partnership in exchange for Holdings Notes having terms (including principal amount) that are substantially identical to the IDS Notes issued in such transaction.

     (b) In the event that ASLP issues additional ASLP regular partnership units upon the exercise of any ASLP A options or ASLP E options (in each case as granted pursuant to the ASLP Year 2000 Unit Option Plan, as amended) which are in existence on the date hereof, the Partnership shall issue to ASLP such number of additional Regular Units and such principal amount of additional Holdings Notes, so that the ratio of (i) the total number of ASLP regular partnership units to the total number of Regular Units owned by ASLP and (ii) the total number of ASLP regular partnership units to the aggregate principal amount of Holdings Notes owned by ASLP is the same before and after such issuance of additional ASLP regular partnership units. In connection with any such exercise and issuance, ASLP shall pay to the Partnership, as purchase price for such Regular Units and Holdings Notes, any amounts ASLP receives by way of exercise price on such exercised ASLP options.

     3.3 No Third Party Beneficiary. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this

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Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns.

     3.4   Capital Accounts.

     (a) The Partnership shall establish a separate capital account (a "Capital Account") for each Partner. Capital Accounts shall consist of such Partner's initial capital contribution to the Partnership, (i) increased by (A) any additional actual or constructive capital contributions by such Partner to the Partnership and (B) any items of income or gain allocated to the Capital Account of such Partner pursuant to Article V, and (ii) decreased by (A) any actual or constructive distributions to such Partner and (B) any items of loss or deduction allocated to the Capital Account of such Partner pursuant to
Article V.

     (b) Capital Accounts shall be determined and maintained in accordance with Section 704(b) of the Code and Section 1.704-1(b)(2)(iv) of the Regulations promulgated thereunder, with such adjustments as may be required thereby. For purposes of maintaining and determining Capital Accounts, all property distributed in kind by the Partnership to a Partner shall be charged to that Partner's Capital Account at the fair market value of such property on the date of distribution, and all property contributed in kind by a Partner to the Partnership shall be credited to that Partner's Capital Account at the fair market value of such property on the date of contribution.

     (c) No Partner shall have any obligation to restore a deficit balance in its Capital Account.

     3.5 No Interest; No Return. Except as provided herein, no Partner shall be entitled to interest on its Capital Contribution or on such Partner's Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

                                   ARTICLE IV

                                  DISTRIBUTIONS

     4.1   Distributions.

     (a) To the extent that the Partnership has cash available to it, and after setting aside appropriate reserves, the Partnership shall distribute such cash promptly following receipt thereof to the Partners as provided in this
Section 4.1. For so long as any Junior Units are outstanding, such distributions shall be made in accordance with Sections 4.1(b) and 4.1(c). In the event there are no Junior Units outstanding, such distributions shall be made in accordance with Section 4.1(d). Any distributions shall be made to the persons

                                       5

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listed as the holders of record of Units as of the 25th day of the month in which such distribution is made (or, in the case of distributions made prior to the 25/th/ day of the month in which distributed, the 25/th/ day of the preceding month). Notwithstanding anything to the contrary in this Agreement, the Partnership shall not make a distribution to any Partner if such distribution would violate the Act or other applicable law.

     (b) At the end of each calendar month, the Partnership shall distribute pro rata among the holders of Regular Units an amount of cash equal to the lesser of (x) an amount sufficient to permit the General Partner to make monthly distributions at a rate of $0.79 per year per common share of the General Partner and (y) the Partnership's cash available for distribution. Any cash remaining after such distribution shall be retained by the Partnership.

     (c) At the end of each calendar quarter, following the distribution contemplated by Section 4.1(b) for the last calendar month in such quarter, any cash available for distribution shall be distributed as follows:

           (i) First, pro rata to the holders of Regular Units, until the General Partner has received an amount equal to the amount, if any, by which the total monthly distributions with respect to the General Partner's common shares for the twelve month period (or shorter period commencing on the date hereof) ending on such date were less than $0.79 per share (pro rated for any period consisting of less than twelve months);

           (ii) Second, pro rata to the holders of Junior Preferred Units, until such holders have received cumulative distributions for the twelve month period (or shorter period commencing on the date hereof) ending on such date at a rate of [13/12]% per month on the face amount of the Junior Preferred Units (without compounding); and

           (iii) Third, pro rata to the holders of Junior Common Units, until such holders have received cumulative distributions for the twelve month period (or shorter period commencing on the date hereof) ending on such date with respect to each Junior Common Unit equal to the cumulative distributions made with respect to a Regular Unit for the same period.

     Any cash remaining after making the distributions contemplated by the preceding clauses of this Section 4.1(c) shall be retained by the Partnership, or, in the good faith discretion of the General Partner, distributed in whole or in part to the holders of Regular Units and Junior Common Units pro rata in proportion to their Units.

     (d) In the event there are no Junior Units outstanding, all cash available for distribution shall be distributed pro rata among the holders of Regular Units.

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     4.2   Withholdings.

     (a) Notwithstanding any other provision of this Agreement, each Partner authorizes the Partnership to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Partnership or any of its Affiliates (pursuant to the Code or any provision of U.S. federal, state, local or foreign tax law) with respect to such Partner or as a result of such Partner's participation in the Partnership; and if and to the extent that the Partnership shall be required to withhold or pay any such withholding or other taxes, such Partner shall be deemed for all purposes of this Agreement to have received a payment from the Partnership as of the time such withholding or other tax is required to be paid, which payment shall be deemed to be a distribution with respect to such Partner's interest in the Partnership. To the extent that such deemed distribution to such Partner (or any successor to such Partner) for any taxable period exceeds the distributions that such Partner would have received for such period but for such withholding, such excess shall be treated as an interest-free advance to such Partner. Amounts so treated as advanced to any Partner shall be repaid by such Partner to the Partnership within thirty (30) days after the Partnership delivers a written request to such Partner for such repayment; provided, however, that if any such repayment is not made, the Partnership may (without prejudice to any other rights of the Partnership) collect such unpaid amounts from any subsequent distributions that otherwise would be made to such Partner.

     (b) If the Partnership makes a distribution in kind and such distribution is subject to withholding or other taxes payable by the Partnership on behalf of any Partner (the "Withheld Amount"), the General Partner shall notify such Partner as to the extent (if any) of the Withheld Amount and such Partner shall make a prompt payment to the Partnership of the Withheld Amount by wire transfer (it being understood that, notwithstanding anything else herein to the contrary, the Partnership shall refrain from distributing such property having a value of at least the Withheld Amount until the Partnership has received a payment of such Withheld Amount).

     (c) Any withholdings referred to in this Section 4.2 shall be made at the maximum applicable statutory rate under the applicable tax law unless the Partnership shall have received an opinion of counsel or other evidence, satisfactory to the General Partner, to the effect a lower rate is applicable, or that no withholding is applicable.

     (d) If the Partnership receives a distribution from or in respect of which tax has been withheld, the Partnership shall be treated as having received cash in an amount equal to the amount of such withheld tax, and each Partner shall be treated as having received as a distribution the portion of such amount that is attributable to such Partner's interest in the Partnership as equitably determined by the General Partner.

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                                    ARTICLE V

                     ALLOCATIONS; TAX AND ACCOUNTING MATTERS

     5.1 Allocations. Each item of income, gain, loss, deduction and credit of the Partnership (determined in accordance with U.S. tax principles as applied to the maintenance of capital accounts) shall be allocated among the Capital Accounts of the Partners for each fiscal year in a manner that as closely as possible gives economic effect to the provisions of Section 4.1 and Section 9.2.

     5.2   Allocation of Tax Items.

     (a) Each item of income, gain, loss, deduction and credit recognized by the Partnership shall be allocated among the Partners for U.S. federal, state and local income tax purposes in the same manner that each such item is allocated to the Partners' Capital Accounts or as otherwise provided herein, provided that the General Partner may, with the consent of ASLP, adjust such allocations as may be necessary or desirable to ensure that such allocations are in accordance with the interests of the "partners in the partnership" within the meaning of the Code and the Regulations. Subject to Section 5.6, all matters concerning allocations for U.S. federal, state and local and non-U.S. income tax purposes, including accounting procedures, not expressly provided for by the terms of this Agreement shall be determined in good faith by the General Partner.

     (b) If any portion of gain from the sale of property is treated as gain which is ordinary income by virtue of the application of Sections 1245 or 1250 of the Code ("Affected Gain"), then (A) such Affected Gain shall be allocated among the Partners in the same proportion that such Partners benefited from the depreciation and amortization deductions giving rise to the Affected Gain and
(B) other tax items of gain of the same character that would have been recognized, but for the application of Sections 1245 and/or 1250 of the Code, shall be allocated away from those Partners who are allocated Affected Gain pursuant to Clause (A) so that, to the extent possible, the other Partners are allocated the same amount and type of capital gain that would have been allocated to them had Sections 1245 and/or 1250 of the Code not applied. For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as the items of income, gain, loss and deduction for such period.

     (c) In accordance with Section 704(c) of the Code and the Regulations promulgated thereunder, items of income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for U.S. federal income tax purposes and its fair

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market value. The Partners agree that any items of income, gain, loss or deduction to be allocated among the Partners for tax purposes pursuant to
Section 704(c) and Section 1.704-3 of the Regulations (including any "reverse 704(c) allocations" described in Section 1.704-3(a)(6)(i) of the Regulations) shall be allocated using the "traditional method" as defined in Section 1.704-3(b) of the Regulations. Each Partner shall provide to the Partnership upon request such information or forms that the General Partner may reasonably request with respect to the Partnership's compliance with applicable tax laws.

     5.3 Books of Account. At all times during the continuance of the Partnership, the General Partner shall maintain or cause to be maintained full, true, complete and correct books of account in accordance with generally accepted accounting principles wherein shall be entered particulars of all monies, goods or effects belonging to or owing to or by the Partnership, or paid, received, sold or purchased in the course of the Partnership's business, and all of such other transactions, matters and things relating to the business of the Partnership as are usually entered in books of account kept by persons engaged in a business of a like kind and character. In addition, the Partnership shall keep all records as required to be kept pursuant to the Act. The books and records of account shall be kept at the principal office of the Partnership, and each Partner shall at all reasonable times and for any purpose reasonably related to such Partner's interest as a member of the Partnership have access to such books and records and the right to inspect the same.

     5.4 Reports. The Partnership shall cause to be submitted to the Partners on an annual basis copies of Financial Statements for the Partnership, together with any reports thereon and all supplementary schedules and information.

     5.5 Tax Elections and Returns. Except as otherwise provided in this Agreement, all elections required or permitted to be made by the Partnership under any applicable tax law shall be made by the General Partner in its sole discretion.

     5.6 Tax Matters Partner. The General Partner is hereby designated as the "tax matters partner" within the meaning of Section 6231(a)(7) of the Code for the Partnership. Notwithstanding the foregoing, the General Partner shall not do any of the foregoing without the prior consent of ASLP:

           (i) make, change or revoke any income tax election with respect to the Partnership, including any election to change the classification of the Partnership for any income tax purposes;

           (ii) file any income tax return with respect to the Partnership, the content of all such returns being subject to the prior approval of ASLP; or

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           (iii) settle or compromise any tax audit or other administrative or judicial proceeding relating to taxes of the Partnership.

                                   ARTICLE VI

             RIGHTS, DUTIES AND RESTRICTIONS OF THE GENERAL PARTNER

     6.1 Expenditures by Partnership. The General Partner is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership or any Entity Controlled by the Partnership. All of the aforesaid expenditures shall be made on behalf of the Partnership and the General Partner shall be entitled to reimbursement by the Partnership for any expenditures (including Administrative Expenses) incurred by it on behalf of the Partnership which shall be made other than out of the funds of the Partnership. The Partnership shall also assume, and pay when due, all Administrative Expenses.

     6.2 Authority, Powers and Duties of General Partner. Subject, among the Partners, to the limitations set forth in this Agreement, the General Partner shall have the duty and the exclusive right to manage and control the business and affairs of the Partnership and shall have all rights, powers and authority of a general partner under the Act and otherwise under applicable law. Without limiting the generality of the foregoing, the General Partner shall have all rights, powers and authority to do for, on behalf of and in the name of the Partnership all things that it deems necessary, proper or desirable to carry out its duties, including, without limitation, the right, power and authority from time to time to incur and repay indebtedness, liabilities and obligations, to pay fees and expenses and to make other expenditures; to open, maintain and close accounts with brokers and give instructions or directions in connection therewith; to open, maintain and close bank accounts and draw checks or other orders for the payment of money; to buy, sell, exchange, or dispose of all securities, checks, money and other assets or liabilities of the Partnership; to hire employees, investment bankers, attorneys, accountants, consultants, custodians, contractors and other agents, and pay them compensation; to enter into, make and perform such contracts, agreements and other undertakings, and do any and all such other acts required of the Partnership with respect to the LLC Interests, including, but not limited to, entering into agreements with respect to such interests, which agreements may contain such terms, conditions and provisions as the General Partner in its sole discretion shall approve; to sue, prosecute, settle or compromise all claims against third parties, compromise, settle or accept judgment with respect to claims against the Partnership and execute all documents and make all representations, admissions and waivers in connection therewith; and to enter into, execute, acknowledge and deliver any and all contracts, agreements or other instruments to effectuate any or all of the foregoing. Without limiting the generality of the foregoing, the General Partner is authorized to cause the Partnership to hold the LLC Interests, to dispose of the LLC

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Interests, to manage the business of the LLC and its Affiliates, and to enter into such contracts and agreements in connection therewith as the General Partner may determine to be necessary or desirable in its sole discretion. All determinations, acts and designations to be made by the Partnership or the General Partner hereunder shall be made by the General Partner on a good faith basis consistent with its fiduciary duties. Third parties dealing with the Partnership are entitled to rely conclusively on the authority of the General Partner under the Act and as set forth in this Agreement.

     6.3 Compensation of the General Partner. The General Partner shall not be entitled to any compensation for services rendered to the Partnership solely in its capacity as General Partner, except for reimbursement for expenses actually incurred by it as provided in Section 6.1.

     6.4   Indemnification.

     (a) The Partnership shall, to the fullest extent permitted by applicable law, indemnify any and all Indemnitees from and against any and all losses, claims, damages, liabilities, costs and expenses (including attorneys' fees and costs), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that an act or omission of the Indemnitee was material to the matter giving rise to the claim, demand, action, suit or proceeding and (i) was committed in bad faith, (ii) was the result of active and deliberate dishonesty, or (iii) constituted gross negligence or willful misconduct or a willful breach of this Agreement or any other agreement to which such Indemnitee is a party. Any indemnification pursuant to this Section 6.4 shall be made only out of the Partnership Assets, and no Partner shall be required to contribute or advance funds to the Partnership to enable the Partnership to satisfy its obligations under this
Section 6.4.

     (b) Reasonable expenses incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that it is entitled to indemnification by the Partnership pursuant to this Section
6.4 with respect to such expenses and proceeding and (ii) a written undertaking by or on behalf of the Indemnitee, to and in favor of the Partnership, wherein the Indemnitee agrees to repay the amount if it shall ultimately be adjudged not to have been entitled to indemnification under this Section 6.4.

     (c) The indemnification provided by this Section 6.4 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, as a matter of law or otherwise.

     (d) The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the obligation to indemnify such Person against such liability under the provisions of this Agreement. The Partnership shall purchase such insurance if it is available on terms the General Partner concludes are reasonable.

     (e) The provisions of this Section 6.4 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

     6.5 Limitation on Liability. The liability of the Indemnitees to the Partnership, the General Partner and the other Partners is hereby limited to the fullest extent permitted by applicable law, except that such liability shall not be limited to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was material to the cause of action adjudicated in the proceeding and (i) was committed in bad faith, (ii) was the result of active and deliberate dishonesty or (iii) constituted gross negligence or willful misconduct or a willful breach of this Agreement or any other agreement to which such person is a party. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership. To the fullest extent permitted by law, the General Partner shall not be obligated to consider the separate interest of any Partner or other Person (including the tax consequences to any Partner or other Person) in deciding, pursuant to its authority granted under this Agreement, whether to cause the Partnership to take (or decline to take) any actions that are in the interest of the Partnership. To the fullest extent permitted by law, the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by the Partners in connection with such decisions.

     6.6   Power of Attorney.

     (a) Each Limited Partner hereby appoints the General Partner its agent and attorney-in-fact, to execute on such Limited Partner's behalf, any and all amendments to this Agreement that are not prohibited pursuant to Article XI.

     (b) No Limited Partner personally shall be liable in respect of any action taken by the General Partner outside the authority granted pursuant to the foregoing power of attorney. The foregoing power of attorney shall not be used in any manner inconsistent with the terms of this Agreement, the characterization and treatment of the Partnership as a limited partnership, or the characterization and treatment of the Limited Partners as members that are not managing members.

     (c) It is expressly intended by the Limited Partners that the foregoing power of attorney is coupled with an interest, is irrevocable, and shall survive the death, incapacity, dissolution, bankruptcy or insolvency of any Limited Partner.

                                   ARTICLE VII

                 RIGHTS AND OBLIGATIONS OF THE Limited PARTNERS

     7.1 No Participation in Control. No Limited Partner shall participate in the control of the Partnership's business, transact any business in the Partnership's name, or have the power to sign documents for or otherwise bind the Partnership; provided, however, the Limited Partners shall have the consent, voting and other rights expressly provided herein.

     7.2 Bankruptcy of a Limited Partner. The Bankruptcy of any Limited Partner shall not cause such Partner to cease to be a member of the Partnership and the Partnership shall continue without dissolution.

     7.3 No Withdrawal. No Partner may withdraw from the Partnership without the prior consent of the General Partner, other than as expressly provided in this Agreement.

     7.4 Management Rights of VCOCs. Each VCOC Partner shall have the following management rights:

     (a) Each VCOC Partner shall have the right to designate a representative (each, a "VCOC Observer") to receive notice of and to attend and observe all meetings of the governing body of the General Partner and of any operating subsidiary of the Partnership. A VCOC Observer shall not be entitled to vote on any matter. The designation of a VCOC Observer, or any replacement thereof, or the removal thereof, shall be made by delivery of a notice to the Partnership.

     (b) A VCOC Observer shall be entitled to receive copies of all materials which are provided to the members of the governing body of the General Partner, including management reports, projections and similar items.

     (c) A VCOC Observer shall have the right to visit the facilities of the Partnership and its subsidiaries, to discuss the performance of the Partnership and its subsidiaries and to advise and consult with the members of senior management of the Partnership and its subsidiaries on such matters as such VCOC Observer shall specify. It is understood, however, that the right to conduct the business of the Partnership and its subsidiaries shall at all times be vested exclusively in their respective managements.

     (d) A VCOC Observer shall for any reasonable purpose related to the designating VCOC Partner's interest in the Partnership have reasonable access to and the right to inspect the books and records of the Partnership and its subsidiaries to the same extent as a member of the governing body of the General Partner, and shall receive at least quarterly financial statements, operating reports, budgets and like reports relating to the performance of the Partnership and its subsidiaries which are prepared for senior management and members of such governing body.

     (e) All non-public information concerning the Partnership and its subsidiaries received by a VCOC Observer shall be maintained in strictest confidence and shall be used for no purposes other than in the exercise of the rights of a VCOC Partner as a Partner and the rights of a VCOC Observer to observe, advise and consult.

                                  ARTICLE VIII

                      TRANSFER OF UNITS; REGULATORY MATTERS

     8.1   Transfers by Partners Generally.

     (a) A Partner may sell, transfer, assign or otherwise dispose of Units only with the consent of each of the other Partners, and (in each case) otherwise in accordance with this Article VIII. Any purported sale, assignment, transfer or conveyance by any Partner (including any assignee thereof) of any Units not made strictly in accordance with the provisions of this Article VIII shall be entirely null and void ab initio.

     (b) Each Partner agrees that it will not pledge, hypothecate or otherwise encumber or transfer any Units or enter into any Swap Transaction with respect to any Units prior to delivery to the Partnership of evidence in form and substance reasonably satisfactory to the Partnership to the effect that such pledge, hypothecation, encumbrance, transfer, or Swap Transaction will (i) be in compliance with this Agreement and the Securities Act and applicable state securities laws, (ii) not result in the Partnership being treated as a "publicly traded partnership" within the meaning of the Code, (iii) not cause a termination of the Partnership for U.S. federal income tax purposes, and (iv) not result in an increase in the Foreign Ownership Percentage of the Partnership.

     (c) Each Partner making a pledge, hypothecation, encumbrance or transfer or entering into a Swap Transaction permitted hereunder shall be required to pay any and all filing and recording fees, fees of counsel and accountants and other costs and expenses reasonably incurred by the Partnership as a result of such pledge, hypothecation, encumbrance or transfer or such Swap Transaction.

     (d) No pledge, hypothecation, encumbrance, transfer or Swap Transaction by a Partner permitted hereunder shall relieve the transferor Partner of any of its obligations or liabilities under this Agreement arising prior to or in connection with consummation of such pledge, hypothecation, encumbrance or transfer or Swap Transaction.

     (e) Notwithstanding anything in this Agreement to the contrary, if a Partner transfers all of its Units pursuant to this Article VIII, the transferee shall be deemed admitted effective immediately prior to the transfer and, immediately following such admission, the transferor Partner shall cease to be a member of the Partnership.

     8.2   Regulatory Matters.

     (a) Each Partner recognizes and acknowledges that the business conducted by the Partnership and its Subsidiaries is subject to complex regulatory provisions relating to fisheries management, vessel documentation and ownership and other maritime matters. The Partnership is required to satisfy certain foreign ownership requirements that require the provision of detailed information and may require alterations in the Partnership's capital structure and/or ownership. Each Partner agrees, at the request of the General Partner, promptly to furnish to the General Partner such information as to such Partner's citizenship, domicile or residence, management, ownership, and capital structure (and, to the extent it is able to obtain it, such information as to the citizenship, domicile or residence, management, ownership and capital structure of each Person that holds, directly or indirectly, an equity interest in or other right to Control such Partner) as the General Partner shall request in order to comply, or to evaluate the Partnership's compliance, with such regulatory requirements.

     (b) Each Partner agrees that if at any time it or its Affiliates holds an interest in any Person, vessel, processing facility or other assets as a result of which any limitation or restriction is imposed (or but for this provision would be imposed) on the quantity of any fish or shellfish which may be harvested or processed by the Partnership or its subsidiaries and their successors and assigns under applicable provisions of the American Fisheries Act and any regulations thereunder or relevant thereto, there shall automatically be redeemed (retroactively as of the date such limitation or restriction would have been applicable) and exchanged for Redemption Securities a number of Units held by such Partner sufficient to cause such limitation or restriction not to be applicable or further applicable. The principal amount of the Redemption Securities issued in exchange for Regular Units shall be their Fair Market Value. The principal amount of the Redemption Securities issued in exchange for Junior Preferred Units shall be the face amount of such Junior Preferred Units. No affected Partner shall have any right to oppose, retard, object to or otherwise inhibit such redemption, which shall be automatic and irrevocable.

     8.3 Remedies. The Partnership and the Partners acknowledge and agree that in the event of any breach of this Article VIII by any one of them, the Partnership or the relevant Partner or Partners, as the case may be, would be irreparably harmed and could not be made whole by monetary damages. To the fullest extent permitted by law, the Partnership and the Partners accordingly agree (i) to waive the defense in any action for specific performance that a remedy at law would be adequate and
(ii) that the Partnership and the Partners, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

                                   ARTICLE IX

              DISSOLUTION, LIQUIDATION, WINDING-UP AND TERMINATION

     9.1 Causes of Dissolution. The Partnership shall be dissolved upon the first to occur of the following:

     (a)   December 31, 2050;

     (b) the withdrawal, Incapacity or Bankruptcy of the General Partner or the occurrence of any other event which causes the General Partner to cease to be a member of the Partnership under the Act;

     (c)   the sale or other disposition of all of the Partnership Assets;

     (d) the entry of a decree of judicial dissolution of the Partnership by a court of competent jurisdiction under Section 17-802 of the Act; and

     (e) the termination of the legal existence of the last remaining member of the Partnership or the occurrence of any other event which terminates the continued membership in the Partnership of the last remaining member of the Partnership unless the Partnership is continued without dissolution in a manner permitted by the Act.

     To the fullest extent permitted by law, the Partners agree that no act, thing, occurrence, event or circumstance shall cause or result in the dissolution of the Partnership except as provided above in this Section 9.1.

     9.2 Winding Up and Liquidation. Upon dissolution of the Partnership, the business and affairs of the Partnership shall be wound up as provided in this
Section 9.2. The General Partner shall act as the "Liquidator." If upon dissolution, however, there is no General Partner or such dissolution is pursuant to Section 9.1(b), a Majority-in-Interest of the Regular Partners shall designate a Person to act as Liquidator. The Liquidator shall wind up the affairs of the Partnership, shall dispose of such Partnership Assets as it deems necessary or appropriate and shall pay and distribute the assets of the Partnership, including the proceeds of any such dispositions, as follows:

     (a) first, to creditors (including Partners owning Holdings Notes) in satisfaction of liabilities of the Partnership (whether by payment or the making of reasonable provision for payment thereof);

     (b) second, to the holders of Junior Preferred Units, in an amount equal to the face amount of the Junior Preferred Units; and

     (c) third, to the holders of Regular Units and Junior Common Units pro rata in proportion to their Units.

     9.3 Documentation of Dissolution and Termination. Upon the dissolution of the Partnership and the appointment of a Liquidator in accordance with Section 9.2, the Liquidator shall execute, file and record such certificates, instruments and documents as it shall deem necessary or appropriate in each state in which the Partnership or its Affiliates do business. Upon the completion of the winding-up of the Partnership (including the application or distribution of all cash or other assets placed in reserve in accordance with
Section 9.2), the Partnership shall be terminated and the General Partner or the Liquidator, as the case may be, shall execute and file a certificate of cancellation as required under Section 17-203 of the Act, and shall execute, file and record such other certificates, instruments and documents as it shall deem necessary or appropriate in each state in which the Partnership or its Affiliates do business in order to reflect or effect the termination of the Partnership.

     9.4 Waiver of Partition. Each Partner hereby waives any right to a partition of the Partnership Assets.

                                    ARTICLE X

                         REPRESENTATIONS AND WARRANTIES

     10.1 Representations and Warranties of the Limited Partners. Each Limited Partner makes the following representations and warranties as of the date hereof, with respect to itself only (and not with respect to any other Partner), to and for the benefit of the Partnership and each other Partner:

     (a) Organization; Authority. If the Limited Partner is a corporation, then it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. If the Limited Partner is a partnership or limited liability company, then it is duly formed, validly existing and in good standing (to the extent applicable) under the laws of its jurisdiction of formation. The Limited Partner has the requisite authority to enter into and perform its obligations under this Agreement.

     (b) Due Authorization; Binding Agreement. The execution, delivery and performance of this Agreement by the Limited Partner has been duly and validly authorized by all necessary action of the Limited Partner. This Agreement has been duly executed and delivered by the Limited Partner, or an authorized representative of the Limited Partner, and constitutes a legal, valid and binding obligation of the Limited Partner, enforceable against the Limited Partner in accordance with the terms hereof.

     (c) Consents and Approvals. No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other Person is required to be made, obtained or given by the Limited Partner in connection with the execution, delivery and performance of this Agreement.

     (d) Private Offering. The Limited Partner is acquiring its Units for its own account and not with a view to the resale or distribution thereof.

     (e) Accredited Investor. The Limited Partner is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

     (f) Restriction on Resale. The Limited Partner understands and acknowledges that its Units have not been registered for sale under any federal or state securities law and must be held indefinitely unless subsequently registered or an exemption from such registration is available.

     (g) Due Diligence. The Limited Partner (i) has performed its own due diligence and business investigations with respect to the Partnership, (ii) is fully familiar with the nature of the investment in the Partnership, the speculative and financial risks thereby assumed, and the uncertainty with respect to the timing and amounts of distributions, if any, to be made by the Partnership, (iii) does not desire any further information which may be available with respect to these matters and (iv) has had a sufficient opportunity to review the matters that it believes to be important in deciding whether to acquire Units.

     10.2 Representations and Warranties of the General Partner. The General Partner represents and warrants as of the date hereof to and for the benefit of the Partnership and each of the other Partners as follows:

     (a) Organization. The General Partner is a duly formed and validly existing corporation, in good standing, under the laws of the State of Delaware.

     (b) Due Authorization; Binding Agreement. The execution, delivery and performance of this Agreement by the General Partner has been duly and validly authorized by all necessary action of the General Partner. This Agreement has been duly executed and delivered by the General Partner, or an authorized representative of the

General Partner, and constitutes a legal, valid and binding obligation of the General Partner, enforceable against the General Partner in accordance with the terms hereof.

     (c) Consents and Approvals. No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other Person is required to be made, obtained or given by the General Partner in connection with the execution, delivery and performance of this Agreement.

                                   ARTICLE XI

                             AMENDMENTS TO AGREEMENT

     11.1  Amendments.

     (a) Subject to Section 11.1(b), the General Partner shall have the power to amend this Agreement (including amending Schedule A and adjusting the number of Units of the Partners) without the consent of the Partners.

     (b) Notwithstanding Section 11.1(a), this Agreement shall not be amended without the written consent of each Partner adversely affected if such amendment would (i) reduce the Partner's percentage ownership of the outstanding Units, or alter rights of the Partner to receive distributions pursuant to Article IV or IX or allocations pursuant to Article V in a manner adverse to such Partner (in each case, except as contemplated by Section 3.2) or (ii) amend this Section 11.1(b).

     (c) Each Partner agrees to be bound by each and every amendment adopted in accordance with this Agreement even if such Partner did not execute such amendment.

                                   ARTICLE XII

                               GENERAL PROVISIONS

     12.1 Notices. All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and may be personally served, telecopied or sent by United States mail or by commercial courier and shall be deemed to have been given when delivered in person, upon receipt of telecopy or three (3) business days after deposit in United States mail, registered or certified, postage prepaid, and properly addressed, by or to the appropriate party. For purposes of this Section 12.1, the addresses of the parties hereto shall be as set forth below their name on a signature page hereof. The address of any party hereto may be changed by a notice in writing given in accordance with the provisions of this Section 12.1.

     12.2 Successors. This Agreement and all of the terms and provisions hereof shall be binding upon and shall inure to the benefit of all Partners, and their legal representatives, heirs, successors and permitted assigns, except as otherwise expressly provided herein.

     12.3 Effect and Interpretation. This Agreement shall be governed by and construed in conformity with the laws of the State of Delaware without regard to any conflict of laws rules thereof.

     12.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

     12.5 Partners Not Agents. Nothing contained herein shall be construed to constitute any Partner the agent of another Partner, except as otherwise expressly provided herein, or in any manner to limit the Partners in the carrying on of their own respective businesses or activities.

     12.6 Entire Understanding; Etc. This Agreement constitutes the entire agreement and understanding among the Partners with respect to the Partnership and supersedes any prior or contemporaneous understandings and/or written or oral agreements among them respecting the Partnership.

     12.7 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid by such court, shall not be affected thereby.

     12.8 Construction of Agreement. As used herein, the singular shall be deemed to include the plural, and the plural shall be deemed to include the singular, and all pronouns shall include the masculine, feminine and neuter, whenever the context and facts require such construction. The headings, captions, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. Except as otherwise indicated herein, all section, schedule and exhibit references in this Agreement shall be deemed to refer to the sections, schedules and exhibits of and to this Agreement, and the terms "herein", "hereof", "hereto", "hereunder" and similar terms refer to this Agreement generally rather than to the particular provision in which such term is used. Whenever the words "including", "include" or "includes" are used in this Agreement, they shall be interpreted in a non-exclusive manner as though the words "but [is] not limited to" immediately followed the same. Time is of the essence of this Agreement. The parties hereto intend that the language in all parts of this Agreement shall in all cases be construed simply according to the fair meaning thereof and not strictly against the party which drafted such language.

Except as otherwise provided herein, references in this Agreement to any agreement, articles, by-laws, instrument or other document are to such agreement, articles, by-laws, instrument or other document as amended, modified or supplemented from time to time.

     12.9 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTNER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY A PARTNER OR THE PARTNERSHIP WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE RELATIONSHIP OF THE GENERAL PARTNER AND THE OTHER PARTNERS, ANY CLAIM OF INJURY OR DAMAGE RELATING TO ANY OF THE FOREGOING, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE WITH RESPECT THERETO.

     12.10 Incorporation of Exhibits and Glossary. The Glossary of Defined Terms and all other exhibits, attachments, appendices and schedules attached hereto are incorporated herein and made a part hereof.

     12.11 Assurances. Each of the Partners shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed effective as of the date and year first above written.

                                        GENERAL PARTNER:
                                        ---------------

                                        AMERICAN SEAFOODS CORPORATION


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        Address for Notices:
                                        Market Place Tower
                                        2025 First Avenue, Suite 1200
                                        Seattle, Washington 98121
                                        Attention: Chief Executive Officer

                                        LIMITED PARTNERS:
                                        ----------------


                                        CP3 TAX EXEMPT HOLDINGS CORP.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        Address for Notices:
                                        c/o American Seafoods Corporation
                                        Market Place Tower
                                        2025 First Avenue, Suite 1200
                                        Seattle, Washington 98121
                                        Attention: Chief Executive Officer

                                        ASC OFFSHORE HOLDINGS CORP.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        Address for Notices:
                                        c/o American Seafoods Corporation
                                        Market Place Tower
                                        2025 First Avenue, Suite 1200
                                        Seattle, Washington 98121
                                        Attention: Chief Executive Officer

                                        ASC, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        Address for Notices:
                                        c/o American Seafoods Corporation
                                        Market Place Tower
                                        2025 First Avenue, Suite 1200
                                        Seattle, Washington 98121
                                        Attention: Chief Executive Officer

                                        AMERICAN SEAFOODS, L.P.

                                        By: ASC MANAGEMENT, INC.,
                                            its general partner

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        Address for Notices:
                                        c/o Centre Partners Management LLC
                                        30 Rockefeller Plaza, 50/th/ Floor
                                        New York, New York 10020
                                        Attention: Scott Perekslis

                            GLOSSARY OF DEFINED TERMS


     "Act" shall mean the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. Sections 17-101 et seq., as the same may hereafter be amended or supplemented from time to time and any successor thereto.

     "Adjusted EBITDA" of the Partnership shall have the meaning set forth in the IDS Note Indenture.

     "Administrative Expenses" shall mean all administrative and operating costs and expenses incurred by the Partnership and the General Partner, including salaries paid to officers of either of them, accounting and legal expenses and customary fees and expense reimbursements for officers and directors.

     "Affected Gain" shall have the meaning set forth in Section 5.2(b).

     "Affiliate" shall mean, with respect to any Person (i) any member of the Immediate Family of such Person; (ii) any trustee or beneficiary of such Person;
(iii) any legal representative, successor, or assignee of such Person or any Person referred to in the preceding clauses (i) and (ii); (iv) any trustee for the benefit of such Person or any Person referred to in the preceding clauses
(i) through (iii); or (v) any Entity which directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person or any Person referred to in the preceding clauses (i) through
(iv).

     "Agreement" shall have the meaning set forth in the opening paragraph.

     "American Fisheries Act" shall mean the American Fisheries Act, Title II of Division C of P.L. 105-277 (Oct. 21, 1998), or any successors or supplements thereto, as amended from time to time.

     "Applicable Federal Rate" shall mean, with respect to any subordinated note of the Partnership described in the definition of Redemption Securities, the long-term "applicable federal rate", compounded semi-annually, as released by the Internal Revenue Service pursuant to its authority under Section 1274(d) of the Code, for the month during which such subordinated note was issued.

     "ASLP" shall mean American Seafoods, L.P., a Delaware limited partnership.

     "Bankruptcy" shall mean, with respect to any Partner, (i) the commencement by such Partner of any proceeding seeking relief under any provision or chapter of the federal Bankruptcy Code or any other federal, state or foreign law relating to insolvency, bankruptcy or reorganization; (ii) an adjudication that such Partner is insolvent or

                                   Glossary-1
bankrupt; (iii) the entry of an order for relief under the federal Bankruptcy Code with respect to such Partner; (iv) the filing of any such petition or the commencement of any such case or proceeding against such Partner, unless such petition and the case or proceeding initiated thereby are dismissed within ninety (90) days from the date of such filing; (v) the filing of an answer by such Partner admitting the material allegations of any such petition; (vi) the appointment of a trustee, receiver or custodian for all or substantially all of the assets of such Partner unless such appointment is vacated or dismissed within ninety (90) days from the date of such appointment but not less than five
(5) days before the proposed sale of any assets of such Partner; (vii) the insolvency of such Partner or the execution by such Partner of a general assignment for the benefit of creditors; (viii) the convening by such Partner of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; (ix) the failure of such Partner to pay its debts as they mature; (x) the levy, attachment, execution or other seizure of substantially all of the assets of such Partner where such seizure is not discharged within thirty (30) days thereafter; or (xi) the admission by such Partner in writing of its inability to pay its debts as they mature or that it is generally not paying its debts as they become due.

     "Capital Account" shall have the meaning set forth in Section 3.4.

     "Capital Contribution" shall mean, with respect to any Partner, the amount of money and initial value of any property other than money contributed (or deemed to be contributed) to the Partnership with respect to the Units held by such Partner (net of liabilities to which such property is subject).

     "Certificate of Conversion" shall mean the Certificate of Conversion, as filed with the Secretary of State of the State of Delaware, pursuant to which the Partnership was converted from a Delaware limited liability company to a Delaware limited partnership.

     "Certificate of Formation" shall mean the Certificate of Formation of the Company, as filed with the Secretary of State of the State of Delaware, as the same may be amended from time to time.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Control" shall mean the ability, whether by the direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those persons exercising governing authority over an Entity. In the case of a limited liability company, the sole managing member or manager, or all of the managing members or managers to

                                   Glossary-2
the extent each has equal management control and authority, shall be deemed to have control of such company and, in the case of a trust, any trustee thereof or any Person having the right to select any such trustee shall be deemed to have control of such trust. The terms "Controls" and "Controlled" shall have correlative meanings.

     "Conversion Event" shall have the meaning set forth in Section 3.1(b).

     "Entity" shall mean any general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, cooperative or association.

     "Fair Market Value" shall mean, with respect to a Regular Unit, the fair market value of an IDS (determined by reference to the closing price of the IDSs on the immediately preceding business day).

     "Financial Statements" shall mean audited financial statements (balance sheets, statement of income, statement of Partners' equity and statement of cash flows) prepared in accordance with generally accepted accounting principles.

     "Foreign Ownership Percentage" shall mean, at any date with respect to any Person, the percentage of the interest in such Person, at each tier of ownership of such Person and in the aggregate, that is owned and controlled (determined in accordance with the standards of section 12102(c)(1) and (2) of Title 46 of the United States Code (as amended by the American Fisheries Act) and any regulations thereunder or relevant thereto, all as effective on or after October 1, 2001 (whether the date of determination is before or after such date), or as determined under any analogous provisions of any successor statutes or regulations by Foreign Persons.

     "Foreign Person" shall mean at any date a Person that would not be eligible to own a vessel with a fisheries endorsement under the standards of subsections 12102(a) and 12102(c)(1) and (2) of Title 46 of the United States Code (as amended by the American Fisheries Act) and any regulations thereunder or relevant thereto, all as effective on or after October 1, 2001 (whether the date of determination is before or after such date), or under any analogous provisions of any successor statutes or regulations. In determining whether any Person is a Foreign Person, effect shall be given to the United States Maritime Administration's methodology and determinations in any determination letter provided by it to the Partnership, its parent or its Affiliates.

     "General Partner" shall mean American Seafoods Corporation, a Delaware corporation (and any successor or assign duly admitted as a general partner in accordance with this Agreement or the Act).

     "Glossary of Defined Terms" shall have the meaning set forth in Article I.

                                   Glossary-3

     "Holdings Notes" shall mean the __% notes of the Partnership issued to the General Partner and ASLP as of the date hereof, and such additional notes having substantially identical terms that may be issued in the future as contemplated by this Agreement.

     "IDSs" shall mean the Income Deposit Securities representing the common stock and __% notes issued by the General Partner.

     "IDS Note Indenture" shall mean the indenture, dated as of _________, 2003, between the General Partner and ___________, as trustee, relating to the ___% notes issued by the General Partner.

     "IDS Notes" shall mean the __% notes of the General Partner issued pursuant to the IDS Note Indenture.

     "Immediate Family" shall mean, with respect to any individual, such individual's spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law and children-in-law.

     "Incapacity" shall mean (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the Bankruptcy of such Partner.

     "Indemnitee" shall mean (i) the General Partner, (ii) any shareholder, owner or principal of the General Partner, (iii) any Person that is a director, officer, employee, agent or representative of the General Partner or the Partnership, and (iv) such other Persons as the General Partner may reasonably designate from time to time.

     "Junior Common Units" shall mean the junior common units of the Partnership having the rights and preferences set forth in this Agreement.

     "Junior Preferred Units" shall mean the junior preferred units of the Partnership, having a face amount per unit of [$7.75] and having the rights and preferences set forth in this Agreement.

     "Junior Units" shall mean the Junior Common Units and the Junior Preferred Units.

                                   Glossary-4

     "Limited Partner" shall mean any Partner other than the General Partner.

     "Liquidator" shall have the meaning set forth in Section 9.2.

     "LLC" shall mean American Seafoods Group LLC, a Delaware limited liability company.

     "LLC Interests" shall mean the interests in the LLC held by the Partnership.

     "Majority-In-Interest of the Regular Partners" shall mean one or more Partners who hold in the aggregate more than fifty percent (50%) of the Regular Units then outstanding.

     "Partners" shall mean the Persons that are duly admitted as members in accordance with the Act and this Agreement and are listed on Schedule A hereto, as may be amended from time to time, including the Regular Partners and the Preferred Partners, each in their capacities as members of the Partnership.

     "Partnership" shall mean American Seafoods Holdings, L.P.

     "Partnership Assets" shall mean any and all property, of whatever kind or nature, owned by the Partnership from time to time.

     "Person" shall mean any individual or Entity.

     "Redemption Securities" shall mean subordinated notes of the Partnership with a term of 10 years, bearing interest at 4.99 percentage points above the Applicable Federal Rate (which interest shall, at the option of the Partnership, be added to principal on each interest payment date), which notes will contain no covenants or other rights to control the Partnership.

     "Regular Partners" shall mean Partners that hold Regular Units, in their capacities as such.

     "Regular Units" shall mean the regular units of the Partnership having the rights and preferences set forth in this Agreement.

     "Regulations" shall mean the final, temporary or proposed Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Securities Act" shall mean the Securities Act of 1933, as amended.

                                   Glossary-5

     "Swap Transaction" shall mean, with respect to any Units, any swap, participation or other arrangement that transfers to another Person, in whole or in part, any significant economic consequences of ownership thereof.

     "Units" shall mean units issued to the Partners evidencing interests in the Partnership, including the Junior Common Units, the Junior Preferred Units and the Regular Units.

     "VCOC Observer" shall have the meaning set forth in Section 7.4(a).

     "VCOC Partner" shall mean any Partner that notifies the Partnership that it or its beneficial owner is a "venture capital operating company" within the meaning of Department of Labor Regulations 29 C.F.R. Section 2510.3-101(d).

     "Withheld Amount" shall have the meaning set forth in Section 4.2(b).

                                   Glossary-6

                                   SCHEDULE A
                                   ----------

                     Capital Contributions, Notes and Units
                     --------------------------------------


                                                              Junior    Junior
                                  Capital            Regular  Common  Preferred
           Partners            Contributions  Notes   Units    Units    Units
-----------------------------  -------------  -----  -------  ------  ---------
American Seafoods Corporation
CP3 Tax Exempt Holdings Corp.
ASC Offshore Holdings Corp.
ASC, Inc.
American Seafoods, L.P.

                                  Schedule A-1